EXHIBIT 7(c)



Full Trading Authorization With Privilege to Withdraw Money and/or Securities

                                                       Name:  George S. Mauerman

Smith Barney, Harris Upham & Co.
Incorporated
333 West 34th Street
New York, New York 10001

Gentlemen:

The undersigned hereby authorizes George W. Mauerman (whose signature appears below) as his agent and attorney in fact to buy, sell (including short sales) and trade in stocks, bonds and any other securities and/or options and/or Commodity Futures and/or contracts relating to the same on margin or otherwise in accordance with your terms and conditions for the undersigned's account and risk in the undersigned' name, or number on your books. The undersigned hereby agrees to indemnify and hold Smith Barney, Harris Upham & Co. Inc. harmless from and to pay you promptly on demand any and all loses arising therefrom or debit balance due thereon.
"You are authorized to follow the instruction of George W. Mauerman in every respect concerning the undersigned's account with you, and make deliveries of securities and payment of monies to him or as he may order and direct, in all matters and things aforementioned, as well as in other things necessary or incidental to the furtherance or conduct of the account of the undersigned and in the undersigned's behalf in the same manner and with same force and effects as the undersigned might or could do."
The undersigned hereby ratifies and confirms any and all transactions with Smith Barney, Harris Upham & Co. Inc. heretofore or hereafter made by the aforesaid agent or for the undersigned's account.
This authorization and indemnity is in addition to (and in no way limits or restricts) any rights which you may have under any other agreement or agreements between the undersigned and your firm.
This authorization and indemnity is also a continuing one and shall remain in full force and effect until revoked by the undersigned by a written notice addressed to you and delivered to the Compliance Department, 333 West 34th Street, New York, New York, but such revocation shall not affect any liability in any way resulting from transaction initiated prior to such revocation. This authorization and indemnity shall inure to the benefit of Smith Barney, Harris Upham & Co. Inc. and of any successor firm or firms irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and of the assigns of your present firm or any successor firm, shall continue in the event of my death until you have received notice that I have died and shall be governed by the laws of the State of New York.
The undersigned agrees that all controversies between the undersigned and Smith Barney and/or any of its officers, directors or employees concerning or arising form (i) any account maintained with Smith Barney by the undersigned; (ii) any transaction involving Smith Barney and the undersigned, whether or not such transaction occurred in such account or accounts; or (iii) the construction, performance or breach of this or any other agreement between us, whether such controversy arose prior, on or subsequent to the date hereof, shall be determined by arbitration before the National Association of Securities Dealers, Inc., the New York Stock Exchange, the American Stock Exchange, or any recognized arbitration facility provided by any exchange and in accordance with the rules of such body the obtaining. The undersigned may elect which arbitration forum shall hear the matter by sending a registered letter or telegram addressed to Smith Barney at 333 West 34 Street, New York, N.Y. 10001,
Attn: Law Department. If the undersigned fails to make such election before the expiration of five (5) days after the receipt of a written request from Smith Barney to make such election, Smith Barney shall have the right to choose the forum. Nothing herein shall require the undersigned to submit to arbitration any claim arising under the federal securities laws to the extent such claims are held not to be arbitrable as a matter of law. The undersigned and Smith Barney agree that the award of the arbitrators, or the major of them, shall be final and judgment upon the award rendered may be entered in any court having jurisdiction.
This agreement and all the terms herein shall be governed by and construed in accordance with the laws of the State of New York, without giving regard to New York law with respect to conflict of laws.
IN WITNESS WHEREOF, I have hereunto set my hand and seal the 22nd day of June nineteen hundred and 93.

                                /s/ George S. Mauerman
                              ---------------------------
                                     Client's signature

State of  OK        )
                    )
County of Tulsa     )

     On this 22nd day of June, 1993, before me came George S. Mauerman, to me known and known to me to be the person described in and who executed the foregoing instrument and he acknowledged to me that he executed the same.

                                   /s/ Carolyn Anne Ward
                                   ---------------------
                                   Notary's Signature

Please see that every blank is filled in including the Notorial acknowledgment, especially the venue.

Signature of Authorized Agent:

    /s/ George W. Mauerman
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